UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2003 (October 8, 2003)

National HealthCare Corporation
(Exact name of Registrant as specified in its charter)

Delaware	333-37185	52-2057472
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

National HealthCare Corporation announced that it will retrofit all if its licensed nursing homes without sprinklers with the devices, the cost of which is estimated to be $10 million. NHC will also hire a fire safety engineer to fill a new corporate position. A copy of the press release is furnished as an exhibit to this Form 8-K and is incorporated herein by reference.

Number	Exhibit
99	Press release dated October 8, 2003.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National HealthCare Corporation

By: /s/ W. Andrew Adams
Name: W. Andrew Adams
Title: Chief Executive Officer

By: /s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: October 8, 2003

Exhibit 99

For Release: Oct. 8, 2003

Contact: Gerald Coggin, VP of Corporate Relations

Phone: (615) 890-9100

NHC Estimates Cost of Sprinklers $10 million

MURFREESBORO, Tenn. -- National HealthCare Corporation (NYSE: NHC) - National HealthCare Corp., which said yesterday that it would retrofit all of its licensed health care centers without sprinklers with the devices, today announced the first cost estimate is approximately $10 million.

In addition, NHC will hire a fire safety engineer to fill a new corporate position with the responsibility of improving existing systems, policies and training.

"The exact cost of adding the sprinklers and the corporate fire safety position is not known at this time, but we estimate the cost will be approximately $10 million," NHC President Andy Adams said. Adams said he believes adding the sprinklers will take six to nine months and should start later this year.

"We will also be supporting legislation that would require sprinkler systems in all nursing homes and assisted-care facilities," Adams said at an afternoon news conference. "However, we will begin implementing our own program immediately. We will not wait for legislation."

Adams pointed out that NHC's immediate actions in response to the tragic Sept. 25 fire at its Nashville nursing home will exceed the present federal, state and local fire safety codes.

"I understand that these changes will not have any effect on those who lost their lives. But, in the past several days, I have visited with many of the families who have told me that this decision will serve as a fitting memorial to those whose lives were lost," Adams said.

"For the past 12 days, we have focused on providing care and comfort to the patients and families of our Nashville facility," Adams said. "While that will continue to be our focus, we are now turning significant attention to what we can and will do to prevent this kind of terrible tragedy from ever happening again."

NHC is a publicly held company that owns and operates 78 long-term health care centers with 9,584 beds across the nation. The company also operates 32 homecare programs, seven independent living centers and assisted-living centers at 21 locations. Other services include managed care specialty units, Alzheimer's units and a rehabilitation services company.

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHC with the S.E.C., including Forms 8-K, 10-Q and 10-K, and include, among others, the following: ongoing health problems or additional deaths from the incident, results from investigations, assertions of claims, results of litigation, availability of insurance and assets for indemnification, and other factors referenced or incorporated by reference in the S.E.C. filings. The risks included here are not exhaustive. All forward-looking statements represent NHC's judgment as of the date of this release.